       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY __, 1998
                                                   REGISTRATION NO. 33-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                    ------------
                                      FORM S-3
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                    ------------
                                 ZITEL CORPORATION
               (Exact name of Registrant as specified in its charter)

         CALIFORNIA                    ----                   94-2566313
      (State or other           (Primary Standard          (I.R.S. Employer
      jurisdiction of               Industrial              Identification
      incorporation or         Classification Code             Number)
       organization)                 Number)

                                    ------------
               47211 BAYSIDE PARKWAY, FREMONT, CALIFORNIA 94538-6517
                                   (510) 440-9600
           (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                    ------------
                    LARRY B. SCHLENOFF, CHIEF FINANCIAL OFFICER
               47211 BAYSIDE PARKWAY, FREMONT, CALIFORNIA 94538-6517
                                   (510) 440-9600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    ------------
                                     COPIES TO:

                      JOHN L. CARDOZA,ESQ., COOLEY GODWARD LLP
             ONE MARITIME PLAZA #2000, SAN FRANCISCO, CALIFORNIA 94111
                                   (415) 693-2000

                                    ------------
          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    As soon as practicable after this Registration Statement becomes effective.

                                    ------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this Form is filed in a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                                    ------------
                          CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
    TITLE OF EACH    AMOUNT TO       PROPOSED     PROPOSED MAXIMUM    AMOUNT OF
      CLASS OF          BE           MAXIMUM          AGGREGATE     REGISTRATION
  SECURITIES TO BE  REGISTERED    OFFERING PRICE   OFFERING PRICE       FEE
    REGISTERED                    PER SHARE (1)         (1)
-------------------------------------------------------------------------------
 Common Stock (2)    3,381,575        $5.21         $17,618,000       $5310
           TOTAL
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


(1) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market System on July 8, 1998.
(2) Issuable upon conversion of the 3% Convertible Subordinated Debentures due June 15, 1999 of the Company (the "Debentures") and Common Stock Purchase Warrants (the "Warrants"). For purposes of estimating the number of shares of Common Stock to be included in the Registration Statement, the Company used the maximum number of shares which may be issued upon conversion of the Debentures and exercise of the Warrants under the terms of the Debentures and Warrants. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of or in respect of the Debentures and exercise of the Warrants, as such number may be adjusted as a result of stock splits, stock dividends and antidilution provisions (including adjustments to the conversion price) in accordance with Rule 416.

                          ---------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                  ZITEL CORPORATION


Cross Reference Sheet showing the location in the Prospectus of the Items on Form S-3

       FORM S-3 ITEM AND CAPTION                                            LOCATION IN PROSPECTUS
1.     Forepart of Registration Statement and Outside Cover
       Page of Prospectus  Outside Front Cover Page

2.     Inside Front and Outside Back Cover
       Pages of Prospectus Inside Front and Outside Back Cover

3.     Summary Information, Risk Factors and Ratio of
       Earnings to Fixed Charges     The Company; Risk Factors

4.     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . .  Use of Proceeds

5.     Determination of Offering Price . . . . . . . . . . . . . . . . . .  *

6.     Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  *

7.     Selling Security Holders. . . . . . . . . . . . . . . . . . . . . .  Selling Securityholders

8.     Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . .  Outside Front Cover Page; Plan of
                                                                                                 Distribution

9.     Description of Securities to Be Registered. . . . . . . . . . . . . .*

10.    Interests of Named Experts and Counsel. . . . . . . . . . . . . . . .*

11.    Material Changes. . . . . . . . . . . . . . . . . . . . . . . . . . .*

12.    Incorporation of Certain Information by Reference . Inside Front Cover

13.    Disclosure of Commission Position on Indemnification for Securities Act
       Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .*


-------------
*   Such item is inapplicable or the answer thereto is in the negative.

 PROSPECTUS

                                  3,381,575 SHARES

                                 ZITEL CORPORATION

                                -------------------
                                    COMMON STOCK
                                -------------------

        This Prospectus relates to a total of 3,381,575 shares of Common Stock (the "Shares") (the "Common Stock") of Zitel Corporation (the "Company") which are being offered and sold by certain stockholders of the Company (the "Selling Securityholders"). Of such Shares, 3,231,575 are issuable pursuant to the conversion of 3% Convertible Subordinated Debentures due June 15, 1999 of the Company (the "Debentures") and 150,000 shares are issuable upon exercise of Common Stock Purchase Warrants (the "Warrants"). The initial conversion price is $3.9262 per share. The conversion price is subject to adjustment in the event that the average of the closing bid prices for the Common Stock on the NASDAQ National market for the ten days preceding July 30, 1998 multiplied by 90% is less than the specified conversion price. The exercise price of the Warrants is equal to 130% of the conversion price, as it may be so adjusted, initially $5.1041 per share. An aggregate of $10,000,000 of Debentures and the Warrants were sold to six institutional investors who are Selling Securityholders. In connection with the acquisition and with the private placement of the Debentures the Company agreed to register the resale of the Common Stock into which the Debentures are convertible and for which the Warrants are exercisable.

        The Shares may be offered by the Selling Securityholders or certain pledgees, donees, transferees or other successors in interest from time to time in long or short transactions on the Nasdaq National Market System, in privately negotiated transactions, through the writing or exercise of options, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Securityholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Other methods by which the Shares may be sold include, without limitation: (i) transactions which involve cross or block trades or any other transaction permitted by the NASDAQ National Market System,
(ii) "at the market" to or through market makers or into an existing market for the Common Stock, (iii) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents, (iv) through transactions in options or swaps or other derivatives (whether exchange-listed or otherwise), or (v) any combinations of any such methods of sale. The Selling Securityholders may also sell Common Stock short and deliver the shares of Common Stock registered hereby at any time to close out such short positions, provided such short sales were effected pursuant to this Prospectus. See "Selling Securityholders" and "Plan of Distribution."

        The Company will not receive any of the proceeds from the sale of the Shares by the Selling Securityholders hereof. See "Plan of Distribution."

        The Selling Securityholders, directly or through agents, dealers or underwriters, may sell the Shares offered hereby from time to time on terms to be determined at the time of sale. The Company's Common Stock is traded on the Nasdaq National Market System under the symbol ZITL.
                                -------------------
              THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                           SEE "RISK FACTORS" ON PAGE 4.
                                -------------------
           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
             SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                 OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                   ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                        REPRESENTATION TO THE CONTRARY IS A
                                 CRIMINAL OFFENSE.

        No underwriting commissions or discounts will be paid by the Company in connection with this offering. Estimated expenses payable by the Company in connection with this offering are $25,000. The aggregate proceeds to the Selling Securityholders from the sale of the Shares will be the purchase price of the Shares sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. See "Plan of Distribution."

        The Selling Securityholders and any broker-dealers, agents or underwriters that participate with the Selling Securityholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), and any commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Act. The Company has agreed to indemnify the Selling Securityholders and certain other persons against certain liabilities, including liabilities under the Act.


                    The date of this Prospectus is July __, 1998.

        No person is authorized in connection with any offering made hereby to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and any information or representation not contained or incorporated herein must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus at any time nor any sale made hereunder shall, under any circumstances, imply that the information herein is correct as of any date subsequent to the date hereof.

                               AVAILABLE INFORMATION

        The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's following Regional Offices: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is http://www.sec.gov. The Company's Common Stock is quoted on the Nasdaq National Market System, and such reports, proxy statements and other information can also be inspected at the offices of The Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

        Additional information regarding the Company and the Shares offered hereby is contained in the Registration Statement on Form S-3 and the exhibits thereto filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information contained in such Registration Statement and the exhibits thereto. Statements contained in this Prospectus regarding the contents of any document or contract may be incomplete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement. For further information pertaining to the Company and the Shares, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the office of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by the Company with the Commission pursuant to the Exchange Act are by this reference incorporated in and made a part of this Prospectus:

(1) The Annual Report on Form 10-K for the fiscal year ended September 30, 1997, including all matters incorporated by reference therein;

(2)     The Current Report on Form 8-K dated June 30, 1997;

(3) The Proxy Statement filed on December 24, 1997, including all matters incorporated by reference therein;

(4) The Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1997, including all matters incorporated by reference therein; and

(5)     The Quarterly Report on Form 10-Q for the quarterly period ended
        March 31, 1998, including all matters incorporated by reference therein.

(6)     The Current Report on Form 8-K dated June 16, 1998.

(7)     The Current Report on Form 8-K dated July 10, 1998.

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be a part of this

                                        2.

 Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        Copies of all documents which are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or into this Prospectus) will be provided without charge to each person, including any beneficial owner to whom this Prospectus is delivered, upon a written or oral request to Zitel Corporation, Attention: Larry B. Schlenoff, 47211 Bayside Parkway, Fremont, California 94538-6517; telephone number (510) 440-9600.

                      ---------------------------------------




                                        3.

                                    THE COMPANY

        Zitel Corporation was incorporated in California in 1979. The Company's executive offices are located at 47211 Bayside Parkway, Fremont, California 94538-6517, and its telephone number is (510) 440-9600.

                                  USE OF PROCEEDS

        The Company will not receive any of the proceeds from the sale of the Shares by the Selling Securityholders.

                                  DIVIDEND POLICY

        The Company has never paid cash dividends. The Company's Board of Directors currently intends to retain any earnings for use in the Company's business and does not anticipate paying any cash dividends in the foreseeable future. The Company's 5% Convertible Subordinated Debentures, the Debentures and the Company's bank credit agreement prohibit the payment of dividends.

                                    RISK FACTORS

        AN INVESTMENT IN THE COMPANY INVOLVES A HIGH DEGREE OF RISK. THE RISK FACTORS SET FORTH IN THE COMPANY'S REPORTS UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, SHOULD BE CONSIDERED CAREFULLY BEFORE PURCHASING THE COMMON STOCK OFFERED HEREBY.






                                        4.

                                    THE COMPANY

BUSINESS

        Zitel Corporation ("Zitel" or the "Company") develops, markets and supports data management solutions in the form of software products for performance monitoring, analysis and modeling of computer systems. The Company provides solution services for the year 2000 century date conversion opportunity through product and service offerings including MatriDigm Corporation's MAP2000 factory conversion service. The Company has two business units:

        The software products business unit is the combination of the Datametrics Systems Corporation and Palmer & Webb Systems companies, acquired in 1997, with the Company's performance & modeling software products. The combined subsidiaries operate under the Datametrics Systems name. The business unit's product line is composed of a suite of systems with data management, monitoring, analysis, modeling and control capabilities for mainframe computers, open systems servers and distributed network systems.

        The solution services business unit provides Year 2000 conversion services, including project management, planning, analysis, code conversion, and testing. Zitel's primary code conversion methodology is based on the MatriDigm MAP2000 process for Cobol. In addition, as a solution provider, Zitel utilizes other tools and processes to meet customer needs in different environments. Zitel serves its Year 2000 customers both directly, with its own consulting staff, and through a teaming program where Zitel may be the subcontractor or partner to other solution providers worldwide.

        In 1992, the Company entered into a joint development agreement with International Business Machines Corporation ("IBM") and received substantial royalties thereunder. The final royalty payment from IBM was recorded by the Company in the quarter ended June 30, 1998.

DATA STORAGE PRODUCTS

        The Company has engaged in the business of offering a family of rotating memory systems utilizing the CASD technology for use with Unisys A and V mainframe computers and with most UNIX, NT, Open VMS and NETWARE server platforms. The Company is in the process of divesting this business.

SOFTWARE PRODUCTS

        The Company, on June 30, 1997, concluded the acquisition of three companies primarily engaged in development and marketing of software products: Datametrics Systems Corporation, headquartered in Fairfax, Virginia; Palmer & Webb Systems, Limited, headquartered in the United Kingdom; and Palmer & Webb Systems, B.V., headquartered in The Netherlands. These entities combined with the Company's subsidiary, Performance & Modeling, Inc., form a business unit operating as Datametrics Systems. The Company's software products business unit offers a suite of products utilized for data management, monitoring, analysis and control of mainframe computers, open systems servers and distributed network systems. Corporate customers with significant investments in management information systems utilize these products to maximize efficiency of existing systems and plan system enhancements. These products function with IBM VMS, Digital VMS, and Unisys proprietary platforms as well as a wide variety of open systems platforms.

        The flagship product of the business unit is ViewPoint-TM-, which is a real-time data collector of approximately 2,000 different system attributes. It operates on select computer mainframes and all major open systems platforms. While the data is collected on the computer system, ViewPoint allows the user to replay the real-time data on any Windows-based PC. Included in ViewPoint are extensive comparative and auto-analysis capabilities and an auto-correlation engine.

MATRIDIGM CORPORATION

        At June 30, 1998 Zitel had invested approximately $7,400,000 and guaranteed a bank loan of $1,000,000 to acquire an approximate 33% interest in MatriDigm Corporation ("MatriDigm"), a private company formed to provide COBOL maintenance and re-engineering services. The Company's percentage ownership has changed and will continue to change as MatriDigm raises additional capital and as options under MatriDigm's stock option plan vest and are exercised.


                                        5.

        The initial focus of MatriDigm has been development of technology to automate the conversion of legacy software code which could not recognize or utilize dates after the year 1999 (the "Year 2000 Problem") into code which is able to recognize and utilize dates into the next century. MatriDigm has devoted substantially all of its engineering resources to development of such technology. In May 1997, MatriDigm announced the commercial availability of its MAP2000 windowing process for programs written in ANSI COBOL 85. MatriDigm has subsequently extended the capability of MAP2000 to cover COBOL ANSI 68 and 74, with support for CICS and IMS/DC transactions and VSAM, IMS/DB and DB2 databases and file systems. MatriDigm intends to continue to refine its current tool set and to extend its tool set.

        Substantially all software programs written assume that the first two digits of any date are "19" and cannot recognize or utilize dates commencing with the year 2000. Estimates of the cost and available market for conversion of existing code to eliminate this problem are substantial and vary widely. The alternatives solutions available to a company with a Year 2000 Problem include migration to new programs, elimination of code with a Year 2000 Problem, use of internal resources to convert existing code or procurement of conversion services from outside providers such as the Company and MatriDigm. A large number of companies, many of which have substantially greater resources than MatriDigm, are offering conversion services or are developing systems to provide such services, and competition is intense among the providers of such services.

        The Company's solution services business unit provides Year 2000 conversion services, including project management, planning analysis, code conversion and testing. The primary code conversion methodology of this business unit is based on MatriDigm's MAP2000 process; the business unit will also use other tools and processes to meet customer needs in different environments. The Company has an exclusive right to create temporary conversion centers utilizing the MAP2000 process at customer sites for customers with security or other requirements which prohibit delivery of code to offsite conversion facilities. The solution services business unit was formed in the first quarter of the previous fiscal year. As of June 30, 1998 this business unit had not realized significant revenue.

MARKETING

        The Company offers its products through system integrators, value-added resellers and distributors, OEMs, and directly to end users. The Company's direct sales and service staff consists of employees who operate from California, Colorado, Florida, Massachusetts, Maryland, New Jersey, New York, Texas, Virginia, and Europe.

        The Company provides maintenance for its software products.

COMPETITION

        The market for system management tools in which the Company's software products business unit competes is intensely competitive. Many of the companies with which the Company competes such as Computer Associates and BGS, Inc. have substantially larger installed bases and greater financial resources than the Company. The Company competes in this market by providing effective solutions for its customers.

        The market for Year 2000 conversion services through outside providers is intensely competitive, with services being provided by a substantial number of national, regional and local firms, many of which have existing relationships and contractual arrangements with customers. Many of these competitors have substantially greater financial, technical and marketing resources than the Company and MatriDigm. The ability of the Company and MatriDigm to compete in this market will depend on the ability of MatriDigm to successfully market its automated solution.

PATENTS

        Management believes that technical expertise, responsiveness to user requirements and implementation of technological advances, rather than patents, are mandatory factors in the markets in which the Company competes. The Company does not own any patents which are material to its continuing businesses.

EMPLOYEES

        At June 30, 1998, the Company employed 161 persons on a full-time basis, 43 in research and development, 10 in manufacturing, 68 in sales and marketing, and 40 in general management and administration.


                                        6.

        The Company believes that its further success will depend, in part, on its ability to attract and retain qualified employees, who are in great demand. None of the Company's employees are represented by a labor union and the Company believes that its employee relations are good.

PROPERTIES

        The Company leases its headquarter manufacturing and office facility in Fremont, California. Under a non-cancelable operating lease, which expires in March 2003, with an average annual rent of $990,000. The Company is presently seeking a subtenant for or termination of this lease and intends to relocate to a smaller and less expensive facility or consolidate into existing facilities.

        The software business unit is primarily located in Fairfax, Virginia and Leatherhead, U.K. under a lease in Fairfax which expires in October, 2004 with a rent of approximately $440,000 per annum and a lease in Leatherhead which expires in April, 2010, with a rent of approximately $190,000 per annum.





                                        7.

                              SELLING SECURITYHOLDERS

        The following table sets forth the names of the Selling Securityholders, the number of shares of Common Stock owned by each Selling Securityholder prior to this offering, the number of shares of Common Stock being offered for the account of each Selling Securityholder and the number of shares of Common Stock to be owned by each Selling Securityholder after completion of this offering. This information is based upon information provided by the Selling Securityholders. Because the Selling Securityholders may offer all, some or none of their Common Stock, no definitive estimate as to the number of Shares thereof that will be held by the Selling Securityholders after such offering can be provided.


                                   SHARES                          SHARES
                                BENEFICIALLY         SHARES      BENEFICIALLY
                               OWNED PRIOR TO        BEING       OWNED AFTER
  SELLING SECURITYHOLDER         OFFERING (1)        OFFERED      OFFERING (3)
  ----------------------        --------            -------      ------------
Halifax Fund, L.P.               845,395 (2)      845,395 (2)          0
Palladin Overseas Fund           507,236 (2)      507,236 (2)          0
Limited
Palladin Partners I, L.P.        507,236 (2)      507,236 (2)          0
The Gleneagles Fund              507,236 (2)      507,236 (2)          0
Company
Palladin Securities, LLC         507,236 (2)      507,236 (2)          0
Colonial Penn Life               507,236 (2)      507,236 (2)          0
Insurance Company


(1) None of the Selling Securityholders has, or within the past three years has had, any position, office, or other material relationship with the Company or any of its predecessors and affiliates.

(2) Assumes that all of the shares registered were allocated pro rata among the Selling Securityholders. Assuming no adjustments were made to the current conversion price, 2,696,960 shares of Common Stock would be issuable upon exercise of the Warrants and conversion of the principal of (but not the accrued 3% interest on) the Debentures. Pursuant to the terms of the Debentures and the Warrants, the Debentures are convertible and the Warrants are exercisable by any holder only to the extent that the number of shares of Common Stock thereby issuable, together with the number of shares of Common Stock owned by such holder and its affiliates (but not including shares of Common Stock underlying unconverted Debentures or unexercised Warrants) would not exceed 4.9% of the then outstanding Common Stock as determined in accordance with
        Section 13(d) of the Exchange Act. Accordingly the number of shares of Common Stock set forth in the table for the Selling Securityholders exceeds the number of shares of Common Stock that the Selling Securityholders could own beneficially at any given time through its ownership of the Debentures and Warrants. In that regard, beneficial ownership of the Selling Securityholders set forth in the table is not determined in accordance with Rule 13d-3 under the Exchange Act.

(3) Assumes the sale of all Shares offered hereby. The Company has agreed to pay all reasonable fees and expenses incident to the filing of this offering. See "Plan of Distribution."

(4) The shares set forth in the table are managed directly or indirectly by The Palladin Group, L.P. ("Palladin") or an affiliate of Palladin. Palladin may be deemed to be the beneficial owner of these shares pursuant to Section 13(d) of the Exchange Act. Palladin disclaims any beneficial interest in these securities. None of the Selling Securityholders set forth in the table has any beneficial interest in the shares held by any other Selling Securityholder in such table.






                                        8.

                                PLAN OF DISTRIBUTION


        The Shares may be offered by the Selling Securityholders or by certain pledgees, donees, transferees or other successors in interest from time to time in long or short transactions on the Nasdaq National Market System, in privately negotiated transactions, through the writing or exercise of options, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Securityholders may effect such transactions by selling the Shares directly or by or through agents or broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Other methods by which the Shares may be sold include, without limitation: (i) transactions which involve cross or block trades or any other transaction permitted by the NASDAQ National Market System,
(ii) "at the market" to or through market makers or into an existing market for the Common Stock, (iii) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents, (iv) through transactions in options or swaps or other derivatives (whether exchange-listed or otherwise), or (v) any combinations of any such methods of sale. The Selling Securityholders may also sell Common Stock short and deliver the shares of Common Stock registered hereby at any time to close out such short positions, provided such short sales were effected pursuant to this Prospectus.

        The Selling Securityholders and any underwriters, dealers or agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by them and any provided pursuant to the sale of the Shares by them might be deemed to be underwriting discounts and commissions under the Securities Act. In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless such Shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. The Company has advised the Selling Securityholders that the anti-manipulation rules under the Exchange Act may apply to sales of Shares in the market and to the activities of the Selling Securityholders and their affiliates.

        The Company entered into agreements with the Selling Securityholders to register their Shares under applicable federal and state securities laws. The Company will pay substantially all of the expenses incident to the offering and sale of the Shares to the public, other than commissions, concessions and discounts of underwriters, dealers or agents. Such expenses (excluding such commissions and discounts) are estimated to be $25,000. Such agreements provide for cross-indemnification of the Selling Securityholders and the Company to the extent permitted by law, for losses, claims, damages, liabilities and expenses arising, under certain circumstances, out of registration of the Shares.




                                        9.

                                   LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for the Company by Cooley Godward LLP, San Francisco, California.


                                      EXPERTS

        The consolidated financial statements and related financial schedule of Zitel Corporation at September 30, 1997 and 1996 and for each of the three years in period ended September 30, 1997, incorporated by reference in the Company's Annual Report on Form 10-K for the year ended September 30, 1997, have been audited by PricewaterhouseCoopers L.L.P., independent accountants, as set forth in their reports thereon included or incorporated by reference therein, and are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

        The financial statements of Datametrics Systems Corporation appearing in Zitel Corporation's Current Report (Form 8-K) dated June 30, 1997 have been audited by Ernst & Young LLP, independent accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated by reference herein upon the authority of such firm as experts in accounting and auditing.

        The financial statements of Palmer & Webb Systems B.V. appearing in Zitel Corporation's Current Report on Form 8-K dated June 30, 1997 have been audited by Van Doesburg & Partners, independent accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

        The financial statements of Palmer & Webb Systems Limited appearing in Zitel Corporation's Current Report on Form 8-K dated June 30, 1997 have been audited by M P Saunders & Company, Chartered Accountant and Registered Auditor, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated by reference herein upon the authority of such firm as experts in accounting and auditing.








                                       10.

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NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                 TABLE OF CONTENTS

                                    ----------

                                                                        PAGE
Available Information......................................................2
Incorporation of Certain Documents by Reference............................2
The Company................................................................4
Use of Proceeds............................................................4
Dividend Policy............................................................4
Risk Factors...............................................................4
The Company................................................................5
Selling Securityholders....................................................8
Plan of Distribution.......................................................9
Legal Matters.............................................................10
Experts...................................................................10


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                                  3,381,575 SHARES




                                 ZITEL CORPORATION



                                    COMMON STOCK




                                      --------

                                     PROSPECTUS

                                      --------


                                   JULY __, 1998





----------------------------------------------------------------------------
----------------------------------------------------------------------------

                       INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the expenses payable by the Company in connection with the sale, issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts are estimates except the SEC registration fee. None of these expenses will be paid by the Selling Securityholders.


        SEC Registration Fee..........................  $ 5,310
        Printing and Engraving Expenses...............    3,000
        Legal Fees and Expenses.......................   10,000
        Accounting Fees and Expenses..................    5,000
        Blue Sky Fees and Expenses....................    1,690

        Total.........................................  $25,000


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Amended and Restated Articles of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by California law and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary. Pursuant to California law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit or for any willful or negligent payment of any unlawful dividend or any unlawful stock purchase agreement or redemption.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.



EXHIBIT
NUMBER              DESCRIPTION

5.1                 Opinion of Cooley Godward LLP.
23.1                Consent of PricewaterhouseCoopers L.L.P., Independent Accountants.
23.2                Consent of Cooley Godward LLP.  Reference is made to 5.1.
23.3                Consent of M P Saunders & Co., Independent Accountants.
23.4                Consent of Van Doesburg & Partners, Independent Accountants.
23.5                Consent of Ernst & Young, LLP, Independent Accountants.
24.1                Power of Attorney (included on signature page II-3).


ITEM 17. UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;




                                      II-1.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.






                                      II-2.

                                     SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fremont, State of California, on July 15, 1998.

                                ZITEL CORPORATION

                                By  s/Jack H. King
                                    -----------------------------------
                                         Jack H. King
                                         President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack H. King and Larry B. Schlenoff, or either of them, his attorneys-in-fact, and agents each with the power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                TITLE                                   DATE

s/ Jack H. King          President, Chief Executive              July 15, 1998
----------------------   Officer and Director
Jack H. King             (PRINCIPAL EXECUTIVE OFFICER)



s/ Larry B. Schlenoff    Vice President, Finance and
-----------------------  Administration,                         July 15, 1998
Larry B. Schlenoff       Chief Financial Officer and Secretary
                         (PRINCIPAL FINANCIAL OFFICER)


s/ Anna M. McCann        Chief Accounting Officer                July 15, 1998
----------------------   (PRINCIPAL ACCOUNTING OFFICER)
Anna M. McCann


s/ William R. Lonergan   Chairman of the Board of Directors      July 15, 1998
----------------------
William R. Lonergan


s/ Catherine P. Lego     Director                                July 15, 1998
----------------------
Catherine P. Lego


----------------------   Director                                July __, 1998
William M. Regitz


s/ Robert H. Welch       Director                                July 15, 1998
----------------------
Robert H. Welch


                                      II-3.

                                   EXHIBIT INDEX

EXHIBIT
NUMBER       DESCRIPTION

5.1          Opinion of Cooley Godward LLP.
23.1         Consent of PricewaterhouseCoopers L.L.P., Independent Accountants.
23.2         Consent of Cooley Godward LLP.  Reference is made to 5.1.
23.3         Consent of M P Saunders & Co., Independent Accountants.
23.4         Consent of Van Doesburg & Partners, Independent Accountants.
23.5         Consent of Ernst & Young, LLP, Independent Accountants.
24.1         Power of Attorney (included on signature page II-3).
